Exhibit 5.1

May 20, 2014

DARA BioSciences, Inc.
8601 Six Forks Road, Suite 160
Raleigh, North Carolina 27615

Ladies and Gentlemen:

We have acted as counsel for DARA BioSciences, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (File No. 333-193054) (the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”), with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) with respect to the issuance and sale by the Company in a best-efforts public offering of up to 12,500 units (collectively, the “Units”), with each Unit consisting of (i) one share of Series C-1 convertible preferred stock, par value $0.01 per share, of the Company (each, a “Preferred Share”), and (i) a warrant (collectively, the “Warrants ”) to purchase a number of shares of the common stock, par value $0.01 per share, of the Company (“Common Stock”) equal to 50% of the number of shares of Common Stock issuable upon conversion of the Preferred Share associated with such Unit. The Registration Statement also covers the Common Stock issuable from time to time upon conversion of the Preferred Shares (the shares issuable upon conversion of the Preferred Shares being referred to as the “Conversion Shares ”) an d exercise of the Warrants (the shares issuable upon exercise of the Warrants being referred to as the “Warrant Shares”).

We understand that the Units are to be sold, as described in the Registration Statement and the Prospectus, pursuant to a securities purchase agreement (the “Securities Purchase Agreement”) to be entered into between the Company and the investors participating in the offering. We further understand that the Units will not be issued or certificated; the Preferred Shares and the Warrants will be immediately separable and will be issued separately, but will be purchased together in connection with the Offering. This opinion is being rendered in connection with the filing of the Registration Statement with the Commission.

In connection with this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Company’s Restated Certificate of Incorporation, as amended, and Amended and Restated By-Laws, as currently in effect, (ii) the Registration Statement and related Prospectus, (iii) the form of Securities Purchase Agreement, the form of Certificate of Designation with respect to the Preferred Shares, and the form of Warrant, and (iv) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials or of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to certain questions of fact material to this opinion, we have relied upon certificates or comparable documents of officers and representatives of the Company and have not sought to independently verify such facts.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. the Preferred Shares included in the Units have been duly authorized and, when issued and sold in the manner contemplated in the Registration Statement and the related Prospectus and in accordance with the Securities Purchase Agreement, the Shares will be validly issued, fully paid and non-assessable;

2. the Warrants included in the Units have been duly authorized and, when issued and sold in the manner contemplated in the Registration Statement and the related Prospectus and in accordance with the Securities Purchase Agreement, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

3. the Conversion Shares have been duly authorized and, when issued in the manner contemplated in the Registration Statement and the related Prospectus and in accordance with the terms and conditions of the Certificate of Designation, the Conversion Shares will be validly issued, fully paid and non-assessable; and

4. the Warrant Shares have been duly authorized and, when issued in the manner contemplated in the Registration Statement and the related Prospectus and in accordance with the terms and conditions of the Warrants (including the due payment of any exercise price therefor specified in the Warrants), the Warrant Shares will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the laws of the State of New York (with respect to paragraph 2 above) and the General Corporation Law of the State of Delaware (including reported judicial decisions interpreting the General Corporation Law of the State of Delaware) and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Lowenstein Sandler LLP
Lowenstein Sandler LLP